UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2019
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 297-3640
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 28, 2019, the Audit Committee of the Board of Directors of Workhorse Group, Inc. (the “Company”) concluded, after review and discussion with management, that the Company’s unaudited financial statements as of and for the three and six months ended June 30, 2019 ( the “Financial Statements”) should no longer be relied upon. The Company will file Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q (“Form 10-Q/A”) for the quarterly period ended June 30, 2019, originally filed with the U.S. Securities and Exchange Commission on August 9, 2019 (the “Original Form 10-Q”), which From 10-Q/A will restate the Company’s consolidated financial statements as of and for the three and six months ended June 30, 2019, and amend the related Notes and disclosures thereto.

The Company identified an accounting misstatement in the Financial Statements primarily related to Warrants issued in July 2018 as part of a debt financing (“2018 Warrants”). The 2018 Warrants were originally required to be marked-to-market at each balance sheet date unless a reclassification event occurred resulting in the change of the classification of the 2018 Warrants to equity instruments. However, based on further analysis, it was determined that on January 1, 2019, the 2018 Warrants no longer met the criteria to be classified as a liability and should have been reclassified to equity and mark-to-market accounting no longer applied. In addition, the Company determined that the classification of certain warrants issued to lenders in 2019 were misclassified as liability financial instruments, while they should have been classified as equity instruments and not market-to-market.

The impact on the Company’s Financial Statements for the misstatements described above is to reduce interest expense by approximately $16.9 million and reduce the warrant liability by the same amount for previously recorded mark-to-market adjustments. The impact on shareholders' deficit was to reduce it by approximately $17.6 million.

A summary of the restatement and its effects to the Company’s Financial Statements will be included in our Form 10-Q/A, and will be presented in Note 1 to the accompanying Notes to the unaudited condensed consolidated financial statements.

We have discussed the above matter with our current independent registered accountants pursuant to Item 402(a).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: November 1, 2019	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer

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